UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 25, 2021

KINDRED BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36225	46-1160142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1555 Bayshore Highway, Suite 200, Burlingame, California 94010
(Address of principal executive offices) (Zip Code)

(650) 701-7901
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	KIN	The NASDAQ Stock Market LLC
Preferred Stock Purchase Rights	KIN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 25, 2021, Kindred Biosciences, Inc., a Delaware corporation (“KindredBio”), held a special meeting of KindredBio’s stockholders at 8:00 a.m., Pacific Time at San Francisco Airport Marriott Waterfront Hotel, 1800 Old Bayshore Highway, Burlingame, California 94010 (the “KindredBio Special Meeting”). As of the close of business on July 20, 2021, KindredBio’s record date for the KindredBio Special Meeting, there were a total of 45,462,318 shares of common stock, par value $0.0001 per share, of KindredBio (“KindredBio common stock”), outstanding and entitled to vote at the KindredBio Special Meeting. At the KindredBio Special Meeting, 31,572,543 shares of KindredBio common stock were present or represented by proxy, and therefore, a quorum was present.

The results of the matters voted upon at the KindredBio Special Meeting, which are more fully described in KindredBio’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission (“SEC”) on July 21, 2021 (the “Proxy Statement”) are set forth below. There were no broker non-votes with respect to any of the proposals.

Proposal 1: To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated June 15, 2021 (as it may be amended from time to time in accordance with its terms, including by the First Amendment, dated June 30, 2021, the “Merger Agreement”), by and among KindredBio, Elanco Animal Health Incorporated (“Elanco”) and Knight Merger Sub, Inc. (“Merger Sub”) (the “Merger Proposal”). Pursuant to, and subject to the terms and conditions of, the Merger Agreement, Merger Sub will merge with and into KindredBio (the “Merger”), with KindredBio surviving the Merger and becoming a wholly owned subsidiary of Elanco. The votes regarding the Merger Proposal were as follows:

For	Against	Abstain
31,139,211	354,158	79,174

Proposal 2: To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable by KindredBio to its named executive officers that is based on or otherwise relates to the Merger (the “Merger-Related Compensation Proposal”). The votes regarding the Merger-Related Compensation Proposal were as follows:

For	Against	Abstain
30,252,326	1,211,108	109,109

As there were sufficient votes to approve the Merger Proposal, stockholder action on the proposal to approve any adjournment of the KindredBio Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the adoption of the Merger Agreement, as more fully described in the Proxy Statement, was not required, and KindredBio did not call a vote on the proposal.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDRED BIOSCIENCES, INC.

Date: August 26, 2021	By: /s/ Richard Chin
Richard Chin, M.D.
Chief Executive Officer